EXHIBIT 24

                              POWER OF ATTORNEY


PepsiCo, Inc. ("PepsiCo") and each of the undersigned, an officer or director, or both, of PepsiCo, do hereby appoint Edward V. Lahey, Jr. and Lawrence F. Dickie, and each of them severally, its, his or her true and lawful attorney-in-fact to execute on behalf of PepsiCo and the undersigned the following documents and any and all amendments thereto (including post-effective amendments):

          (i) Registration Statements No. 33-8677, 33-39283, 33-53232 and 33-64342 relating to the offer and sale of PepsiCo's Debt Securities and Warrants, and any registration statements deemed by any such attorney-in-fact to be necessary or appropriate to register the offer and sale of debt securities or warrants by PepsiCo or guarantees by PepsiCo of any of its subsidiaries' debt securities or warrants;

          (ii) Registration   Statements  No.   33-4635,   33-21607,   33-30372,
               33-31844,  33-37271, 33-37978, 33-47314 and 33-47527 all relating to the primary and/or secondary offer and sale of PepsiCo Capital Stock issued or exchanged in connection with acquisition transactions, and any registration statements deemed by any such attorney-in-fact to be necessary or appropriate to register the primary and/or secondary offer and sale of PepsiCo Capital Stock issued or exchanged in acquisition transactions;

          (iii)Registration   Statements  No.  33-29037,   33-35602,   33-42058,
               33-51496, 33-54731 and 33-66150 relating to the offer and sale of shares of PepsiCo Capital Stock under the PepsiCo SharePower Stock Option Plan; Registration Statements No. 33-38014, 33-30658 and 33-43189 relating to the extension of the PepsiCo SharePower Stock Option Plan to employees of Pepsi-Cola Operating Company of Chesapeake and Indianapolis; Registration Statements No. 33-35601, 33-42122, 33-56666 and 33-66146 relating to the extension of the PepsiCo SharePower Stock Option Plan to employees of Monsieur Henri; Registration Statement No. 33-42121 relating to the extension of the PepsiCo SharePower Stock Option Plan to employees of Pepsi-Cola of Washington D.C., L.P.; Registration Statement No. 33-66144 relating to the extension of the PepsiCo SharePower Stock Option Plan to employees of Chevys, Inc.; Registration No. 33-66148 relating to the extension of the PepsiCo SharePower Stock Option Plan to employees of Southern Tier Pizza Hut, Inc.; Registration Statement No. 33-50685 relating to the extension of the PepsiCo SharePower Stock Option Plan to employees of Snack Ventures Europe, a joint venture between PepsiCo Foods International and General Mills, Inc., and any registration statements deemed by any such attorney-in-fact to be necessary or appropriate to register the offer and sale of shares of PepsiCo Capital Stock under the PepsiCo SharePower Stock Option Plan to employees of PepsiCo or otherwise;

          (iv) Registration Statements No. 2-82645, 2-99532, 2-93163,  33-10488,
               33-51514 and 33-60965 covering the offer and sale of shares of PepsiCo Capital Stock under the Long Term Savings Programs of PepsiCo, Pizza Hut, Inc., Taco Bell Corp. and Kentucky Fried Chicken Corporation, and any registration statements deemed by any such attorney-in-fact to be necessary or appropriate to register the offer and sale of shares of PepsiCo Capital Stock under the long term savings programs of any other subsidiary of PepsiCo;

          (v) Registration Statement No. 33-61731 pertaining to the offer and sale of PepsiCo Capital Stock under PepsiCo's 1995 Stock Option Incentive Plan, Registration Statement No. 33-54733, relating to the offer and sale of shares of PepsiCo Capital Stock under PepsiCo's 1994 Long-Term Incentive Plan, Registration Statement No. 33-19539 relating to the offer and sale of shares of PepsiCo Capital Stock under PepsiCo's 1987 Incentive Plan and resales of such shares by officers of PepsiCo, and Registration Statement No. 2-65410 relating to the offer and sale of shares of PepsiCo Capital Stock under PepsiCo's 1979 Incentive Plan, 1972 Performance Share Plan, as amended, and various option plans, and resales of such shares by officers of PepsiCo;

          (vi) Registration Statement No. 33-22970 relating to the offer and sale of shares of PepsiCo Capital Stock under PepsiCo's 1988 Director Stock Plan; and

          (vii)all other applications, reports, registrations, information, documents and instruments filed or required to be filed by PepsiCo with the Securities and Exchange Commission, any stock exchanges or any governmental official or agency in connection with the listing, registration or approval of PepsiCo Capital Stock, PepsiCo debt securities or warrants, other securities or PepsiCo guarantees of its subsidiaries' debt securities or warrants, or the offer and sale thereof, or in order to meet PepsiCo's reporting requirements to such entities or persons;

and to file the same, with all exhibits thereto and other documents in connection therewith, and each of such attorneys shall have the power to act hereunder with or without the other.

IN WITNESS WHEREOF, the undersigned has executed this instrument on February 22, 1996.


                                          PepsiCo, Inc.




                                    By:/s/ EDWARD V. LAHEY, JR.
                                        ---------------------------------
                                         Edward V. Lahey, Jr.
                                         Senior Vice President, General
                                         Counsel and Secretary




/s/ D. WAYNE CALLOWAY                      /s/ ROBERT G. DETTMER
-----------------------                     ----------------------------
D. Wayne Calloway                          Robert G. Dettmer
Chairman of the Board, Chief               Executive Vice President and
Executive Officer and Director             Chief Financial Officer




/s/ ROBERT L. CARLETON                     /s/ ROGER A. ENRICO
-----------------------                    -------------------------
Robert L. Carleton                         Roger A. Enrico
Senior Vice President and                  Vice Chairman of the Board, Chairman
Controller(Chief Accounting Officer)       and Chief Executive Officer, PepsiCo
                                           Worldwide Restaurants and Director


/s/ JOHN F. AKERS                          /s/ ROBERT E. ALLEN
-----------------------                    ---------------------------
John F. Akers                              Robert E. Allen
Director                                   Director


/s/ JOHN J. MURPHY                         /s/ ANDRALL E. PEARSON
------------------------                   ---------------------------
John J. Murphy                             Andrall E. Pearson
Director                                   Director


/s/ SHARON PERCY ROCKEFELLER               /s/ ROGER B. SMITH
----------------------------               ---------------------------
Sharon Percy Rockefeller                   Roger B. Smith
Director                                   Director


/s/ ROBERT H. STEWART, III                 /s/ FRANKLIN A. THOMAS
--------------------------                 ---------------------------
Robert H. Stewart, III                     Franklin A. Thomas
Director                                   Director


/s/ P.ROY VAGELOS                          /s/ ARNOLD R. WEBER
-------------------------                  ---------------------------
P. Roy Vagelos                             Arnold R. Weber
Director                                   Director